UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2010

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland	21117
(Address of principal executive offices)	(Zip Code)

                Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 13, 2010, Medifast, Inc. (the “Company’s) announced that Brendan N. Connors, CPA had been promoted to Chief Financial Officer by unanimous vote of the Board of Directors.   Mr. Connors, age 32, joined Medifast in April 2005 and formerly held the position of VP of Finance.  Prior to joining Medifast, Mr. Connors worked as a Senior Accountant at Wolf & Company, P.C., a certified public accounting and consulting firm in Boston, MA.  Mr. Connors received a Bachelor of Business Administration degree from James Madison University.

Mr. Connors appointment to Chief Financial Officer has no impact on his employment agreement filed with the Securities Exchange Commission on September 6, 2007 on Form 10-K/A (file no. 071102788.)

In connection with the foregoing and effective May 13, 2010, the Company’s Chief Executive Officer, Michael S. McDevitt, will no longer serve as the Registrant’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Dated: May 18, 2010

/s/ Michael S. McDevitt
Michael S. McDevitt
Chief Executive Officer